UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2015

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, SBA Communications Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders. At the 2015 Annual Meeting of Shareholders, the shareholders voted on (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year (Proposal 2), (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3), (iv) the approval of the Company’s proposal regarding proxy access (Proposal 4) and (v) a shareholder proposal regarding proxy access (Proposal 5). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as Class I directors for a term of office expiring at the 2018 Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Brian C. Carr	110,365,275	1,757,253	194,930	6,499,665
Mary S. Chan	110,950,415	1,172,209	194,834	6,499,665
George R. Krouse, Jr.	110,762,695	1,359,714	195,049	6,499,665

Proposal 2

The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain	Broker Non-Vote
116,387,245	2,247,659	182,219	—

Proposal 3

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
110,122,533	1,954,772	240,153	6,499,665

Proposal 4

The shareholders approved the Company’s proposal regarding proxy access.

For	Against	Abstain	Broker Non-Vote
57,927,471	54,216,539	173,448	6,499,665

Proposal 5

The shareholders did not approve the shareholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Vote
51,720,353	60,025,326	571,779	6,499,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: May 28, 2015